Exhibit 10.2
Second Allonge to Demand Note
     This Second Allonge to Demand Note is attached to and made a part of that certain Demand Note (“Note") executed by Lighting Science Group Corporation (the “Borrower"), dated July 25, 2008, payable to the order of Bank of Montreal (the “Bank”), in the original principal amount of Twenty Million and No/100 Dollars ($20,000,000.00).
     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. The Note is hereby amended as follows:
The date “August 24, 2009” appearing in the first paragraph of the Note shall be deleted and replaced with the date “August 24, 2010”.
     2. This Allonge to Demand Note amends the Note as specifically provided herein. All other provisions of the Note shall not be modified hereby except as expressly set forth herein.
     3. The Borrower hereby directs the Bank to affix this Allonge to Demand Note whereupon the Note and this Allonge to Demand Note will become and constitute a single instrument.
     4. References in the Note to the Bank of Montreal Loan Authorization Agreement dated as of July 25, 2008 between the Borrower and the Bank (the “Loan Agreement") shall be deemed to refer to the Loan Agreement, as amended and as the same may be amended from time to time.
[Signature Page to Follow]

Dated: As of August 24, 2009

Lighting Science Group Corporation
By:	/s/ Kathryn L. Reynolds
	Name:	Kathryn L. Reynolds
Its: Chief Financial Officer

Accepted and Agreed:

Bank of Montreal
By:	/s/ Brett M. Sanchez
	Name:	Brett M. Sanchez
Its: Vice President